EXHIBIT 21
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                           LIST OF SUBSIDIARIES
                           --------------------


      LaSalle Hotel Properties

      LaSalle Hotel Operating Partnership L.P.

      LaSalle Hotel Lessee, Inc.

      LHO Financing Partnership I, LP

      LHO Financing, Inc.

      LHO Carlyle 540, L.L.C.

      Chicago 540 Hotel, L.L.C.

      Chicago 540 Lessee, Inc.

      LHO Harborside Hotel, L.L.C.

      LHO Mission Bay Hotel, L.P.

      LHO Viking Hotel, L.L.C.

      LHO Hollywood LM, L.P.

      LHO Hollywood Financing, Inc.

      LHO Key West HI, L.P.

      LHO Key West Financing, Inc.

      LHO New Orleans LM, L.P.

      LHO New Orleans Financing, Inc.